UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Artelo Biosciences, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-1220924
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

888 Prospect Street, Suite 210, La Jolla, California 92037
(Address of principal executive offices including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share Warrants, exercisable for shares of Common Stock	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A (if applicable)

Securities Act registration statement file number to which this form relates: 333-230658

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

Artelo Biosciences, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share and the warrants, to be registered hereunder contained under the heading “Description of Securities” contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-230658), as initially filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2019, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARTELO BIOSCIENCES, INC.

Date: June 20, 2019	By:	/s/ Gregory D. Gorgas
Gregory D. Gorgas
Chief Executive Officer

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